Exhibit 99.1

NovaDel Pharma Inc. Announces Appointment of Craig Johnson as Senior Vice President, Chief Financial Officer and Secretary

Bridgewater, NJ – June 9, 2010 - NovaDel Pharma Inc. (OTCBB: NVDL), today announced the appointment of Craig Johnson as Senior Vice President, Chief Financial Officer and Secretary effective June 16, 2010.   Steven B. Ratoff, Chairman, President and Chief Executive Officer, has served as Interim Chief Financial Officer and Secretary since April 2009.

“We are extremely pleased to welcome Craig to NovaDel as our new Chief Financial Officer,” commented Steven B. Ratoff, Chairman, President and Chief Executive Officer.  “Craig’s talent and experience provides us with an enhanced ability to achieve our goals and we welcome Craig as a member of our team.”

Prior to joining NovaDel, Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics from 2004 until its sale to Raptor Pharmaceutical Corp. in September 2009.  Following the sale, he served as Vice President of TPTX, Inc., a subsidiary of Raptor Pharmaceutical Corp., until April 2010.  From 1994 to 2004, Mr. Johnson was employed by MitoKor, Inc. where he last held the position of Chief Financial Officer and Senior Vice President of Operations.  Prior to MitoKor, he served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse.  Currently, Mr. Johnson is as a member of the board of directors of Ardea Biosciences, a publicly-traded biotechnology company, where he serves as the chairman of the audit committee.  Mr. Johnson received his BBA in accounting from the University of Michigan and is a certified public accountant.

The Company entered into an employment agreement with Mr. Johnson, the material terms of which will be disclosed on a Current Report on Form 8-K to be filed by the Company.

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company’s products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

Contacts:

Steven B. Ratoff

(908) 203-4640
Chairman and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com